UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

ELITE EXPRESS HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 758-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Elite Express Holding Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 5, 2025 (the “Original Form 8-K”). This Amendment is being filed to amend Item 4.01 of the Original Form 8-K with respect to the date of dismissal of Golden Eagle CPAs LLC (“Golden Eagle”). Except as expressly set forth in this Amendment, this Amendment does not modify or update any other disclosure contained in the Original Form 8-K and should be read in conjunction with the Original Form 8-K.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The first paragraph of Item 4.01 of the Original Form 8-K is hereby amended and restated in its entirety as follows:

On November 25, 2025, the board of directors (the “Board”) of the Company approved the change of the Company’s independent registered public accounting firm from Golden Eagle to Audit Alliance LLP (“Audit Alliance”). The audit committee of the Board approved and ratified the change on December 2, 2025. Golden Eagle was notified of its dismissal on December 4, 2025. Accordingly, the Company is amending the Original Form 8-K to reflect December 4, 2025 as the date of dismissal.

The Company has provided Golden Eagle with a copy of the above disclosure and requested that Golden Eagle furnish a letter addressed to the U.S. Securities and Exchange Commission (the “Commission”) stating whether or not it agrees with the above statements. A copy of Golden Eagle’s letter is filed hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Golden Eagle CPAs LLC addressed to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2026

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director